                                                                  EXHIBIT 10.106

                       MASTER LEASE AGREEMENT NUMBER 13050
      THIS AGREEMENT, made and entered into this 18th day of November, 1999 by and between TECHNOLOGY INTEGRATION FINANCIAL SERVICES, INC., a Kentucky Corporation, located at 1020 Petersburg Rd., Hebron, KY 41048, hereinafter called LESSOR and ATC HEALTHCARE SERVICES, INC., hereinafter called LESSEE.

1. LEASE. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, all equipment and other property (collectively, the "Equipment" and individually the "Item" or "Item of Equipment" described in the Equipment Schedule executed by the parties concurrently herewith and made a part hereof (collectively the "Schedules" and individually, a "Schedule").

2. ORDER OF EQUIPMENT. Lessor agrees on behalf of Lessee to order the Equipment from the supplier(s) ("Supplier") set forth on the Equipment Schedule. Lessee agrees to arrange for delivery of the Equipment within sixty days of the time Lessor accepts Lessee's offer to enter into this Lease (which date Lessor is authorized to fill in above as "Commencement Date" along with the serial numbers and other identification data of the Equipment when determined by Lessor).

3. NO WARRANTIES BY LESSOR. LESSOR IS LEASING THE EQUIPMENT TO LESSEE "AS IS." LESSEE ACKNOWLEDGES THAT LESSOR DOES NOT MANUFACTURE THE EQUIPMENT, LESSOR DOES NOT REPRESENT THE EQUIPMENT MANUFACTURER OR SUPPLIER , AND LESSEE HAS SELECTED THE EQUIPMENT AND SUPPLIER BASED UPON ITS OWN JUDGMENT. LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE EQUIPMENT INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE. LESSEE AGREES THAT REGARDLESS OF CAUSE, LESSOR IS NOT RESPONSIBLE FOR AND LESSEE WILL NOT MAKE ANY CLAIM AGAINST LESSOR FOR ANY DAMAGES WHETHER CONSEQUENTIAL, DIRECT, SPECIAL OR INDIRECT. LESSEE AGREES THAT NEITHER SUPPLIER NOR ANY SALES PERSON, EMPLOYEE OR AGENT OF SUPPLIER IS LESSOR'S AGENT OR HAS ANY AUTHORITY TO SPEAK FOR LESSOR OR BIND LESSOR IN ANY WAY. IF ANY ITEM OF EQUIPMENT OR ALL THE EQUIPMENT IS NOT PROPERLY INSTALLED, DOES NOT OPERATE AS REPRESENTED OR WARRANTED BY ITS MANUFACTURER OR SUPPLIER, OR IS UNSATISFACTORY FOR ANY REASON, LESSEE SHALL MAKE ANY CLAIM ON ACCOUNT THEREOF DIRECTLY AGAINST SUCH MANUFACTURER OR SUPPLIER AND SHALL, NONETHELESS, PAY LESSOR ALL RENTS PAYABLE UNDER THIS LEASE. LESSOR HEREBY AGREES TO ASSIGN TO LESSEE SOLELY FOR THE PURPOSE OF MAKING AND PROSECUTING SUCH CLAIM, ALL THE RIGHTS WHICH LESSOR HAS AGAINST SUCH MANUFACTURER OR SUPPLIER FOR BREACH OF WARRANTY OR OTHER REPRESENTATION RELATING TO THE EQUIPMENT. THE PROVISIONS OF THIS PARAGRAPH ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY EXPRESS OR IMPLIED WARRANTIES BY LESSOR WITH RESPECT TO THE EQUIPMENT, WHETHER ARISING OUT OF THE UNIFORM COMMERCIAL CODE ("U.C.C.") OR UNDER ANY OTHER APPLICABLE LAW.

4. FINANCE LEASE STATUS. Lessee agrees that if Article 2(A) of Section 355 of the Kentucky Revised Statutes - Lease Under the U.C.C. applies to this Lease, this Lease will be considered a "Finance Lease" as that term is defined in
Article 2(a). By signing this Lease, Lessee agrees that either (a) it has reviewed, approved and received a copy of the Supplier contract or (b) that Lessor has informed Lessee of the identity of the Supplier, that Lessee may have rights under the Supplier contract and that Lessee may contact the Supplier for a description of those rights.

5. NON-CANCELLABLE LEASE. This Lease cannot be canceled or terminated except as expressly provided herein.

6. TERMINATION BY LESSOR. Lessor shall have the exclusive option to terminate this Lease and Lessor's obligations hereunder if within sixty (60) days after the Commitment Date, the Equipment has not been delivered to Lessee, or Lessee has not accepted the Equipment as provided in Paragraph 7 below. Said option may be exercised by Lessor giving Lessee written notice of termination pursuant to this paragraph at any time after the expiration of said sixty (60) day period.

7. LESSEE'S INSPECTION AND ACCEPTANCE. Lessee shall inspect each item of Equipment within three (3) days after receipt thereof. Unless within such period of time Lessee gives written notice to Lessor specifying any defect in the Equipment or any other proper objection to the Equipment, Lessee agrees that it shall be conclusively presumed, as between Lessor and Lessee, that Lessee has fully inspected and acknowledged that the Equipment is in good condition and repair, that Lessee is satisfied with such Equipment and has accepted the Equipment in such good condition and repair and the Equipment is satisfactory in all respects for purposes of this Lease.

8. TERM. The term of this Lease with respect to each item of Equipment (the "Term") shall commence on the date which the Equipment is delivered to Lessee (whether or not accepted) and ends upon the expiration of the number of periods specified in the Equipment Schedule under "Initial Term", after the Commencement Date.

9. RENT. The rent for each Item of Equipment during the Term ("Rent") shall be payable in the amounts and at the times and place set forth in the Schedule, or to such other person, or at such other place as Lessor may from time to time direct in writing. Lessee hereby authorizes Lessor to adjust the Lease Payment by not more than 15% if the Total Cash Price (which is all amounts we have paid in connection with the purchase, delivery and installation of the Equipment, including any upgrade and buyout amounts) differs from the estimated Total Cash Price.

10. USE. Lessee covenants and represents to Lessor that the Equipment will be used exclusively for agricultural, business or commercial purposes and will not be used at any time during the Term of this Lease for personal, family or household purposes.

EQUIPMENT LOCATION; USE AND REPAIR; RETURN. Lessee shall keep and use the Equipment only at the location shown on the Equipment Schedule and the Equipment shall not be removed therefrom without the prior written consent of Lessor. At Lessee's own cost and expense, Lessee will keep the Equipment eligible for any manufacturer's certification, in compliance with all applicable laws and in good condition, except for ordinary wear and tear, and shall repair and furnish all labor, parts, mechanisms and devices required therefor. Lessee shall not make any alterations, additions, or improvements to the Equipment without Lessor's prior written consent. All additions, repairs, replacements, parts, accessories or improvements made or added to the Equipment shall become a component part thereof and title thereto shall be immediately vested in Lessor and shall be included under the terms hereof at no cost or expense to Lessor. Lessor shall have the right to inspect the Equipment at any reasonable time. Lessee shall have the right to quiet use and enjoyment of the equipment for the term of this Lease.

      Unless Lessee purchases the Equipment in accordance with this Lease at the end of the Term, Lessee will immediately deliver the Equipment to Lessor in as good a condition as when Lessee received it, except for ordinary wear and tear, to any place in the United States of America that Lessor directs. Lessee shall be responsible for all expenses related to the de-installing, crating and shipping of the Equipment, and Lessee shall insure the Equipment for its full replacement value during shipping. If Lessor supplies Lessee with labels stating that the Equipment is owned by Lessor, Lessee shall affix and keep same in a prominent place on each item of Equipment.

12. TITLE AND PERSONAL PROPERTY. The Equipment at all times shall be and remain the sole and exclusive property of Lessor and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease. Lessee will promptly execute and deliver to Lessor such further documents and take such further action as Lessor may request in order to more effectively carry out the intent and purpose of this Lease, including the execution and delivery of appropriate financing statements to fully protect Lessor's interests hereunder in accordance with the U.C.C. or applicable law. Lessee shall deliver to Lessor signed financing statements or other documents Lessor may reasonably request to protect its interest in the Equipment. LESSEE HEREBY APPOINTS LESSOR AS LESSEE'S ATTORNEY-IN-FACT TO EXECUTE AND FILE, ON LESSEE'S BEHALF, FINANCING STATEMENTS COVERING THE EQUIPMENT.

13. LIENS AND TAXES. Lessee shall keep the Equipment free and clear of all levies, liens and encumbrances. Lessee shall, in the manner directed by Lessor,
(a) make and file all declarations and returns in connection with all charges, assessments and taxes (local, state and federal) which now or hereafter may be imposed upon or measured by the ownership, leasing, rental, sale, purchase, possession or use of the Equipment, excluding, however, all taxes on or measured by Lessor's net income and (b) pay all such charges, assessments and taxes. In the event that Lessor shall elect to make and file any declarations or returns in connection with such charges, assessments and taxes and to pay the same, then Lessee shall reimburse Lessor, upon demand of Lessor, for any and all such charges, assessments and taxes.

14. TAXES AND CERTAIN FEES. Lessee shall promptly pay all fees, assessments, taxes and charges governmentally imposed upon the purchase, ownership, possession, leasing, renting, operation, control, use or maintenance of the

Equipment, whether assessed against Lessor, Lessee or the Equipment and relating to the Term, whether due before or after the end of the Term, excluding taxes on or measured by the income of Lessor. All personal property tax, use tax or other tax returns will be filed by Lessor, and Lessee will pay to Lessor a fee for processing such payments and filings. Lessor does not have to contest any valuation or tax imposed on the Equipment.

15. LOSS AND DAMAGE. Lessee shall bear the entire risk of loss, theft, damage or destruction of the Equipment, regardless of how arising. No loss, theft, damage or destruction of the Equipment shall relieve Lessee of the obligation to pay Rent or of any other obligation under this Lease, including the obligation to replace the Equipment. In the event of damage to any item of Equipment, Lessee shall immediately place the same in good repair. If Lessor determines that any item of Equipment is lost, stolen, destroyed or damaged beyond repair, Lessee, at the option of Lessor, shall: (a) replace the same with like equipment in good repair, or (b) pay Lessor in cash all amounts then owed by Lessee to Lessor under this Lease and an amount equal to the stipulated loss value stated on the schedule for that Item of Equipment computed as of the date of casualty. Upon Lessor's receipt of such payment, Lessee shall be entitled to whatever interest Lessor may have in such Equipment in its then condition and location, without warranty, express or implied.

16. INSURANCE. Lessee shall provide and maintain insurance against loss, theft, damage and destruction of the Equipment in an amount not less than the replacement value of the Equipment and the balance of the total Rent payable hereunder, with loss payable to Lessor. Each policy of insurance shall expressly provide that said insurance as to Lessor and its assigns shall not be invalidated by any act, omission or neglect of Lessee and shall name Lessor as an additional insured. At Lessor's request, Lessee shall furnish proof of said insurance. If Lessee fails to procure or maintain such insurance, Lessor shall have the option of either i.) procuring or maintaining such insurance, the cost of which shall be immediately reimbursed by Lessee, or ii.) terminating said Lease, and all Rent and other charges shall immediately become due upon demand.

17. DEFAULT AND REMEDIES. If Lessee fails to pay any Rent or other amounts herein provided within ten (10) days after the same is due and payable, or if Lessee fails to perform any other provision hereof within ten (10) days after Lessor shall have demanded in writing performance thereof; or if any proceeding in bankruptcy, receivership or insolvency shall be commenced against Lessee or its property or the Equipment; or if Lessee makes any assignment for the benefit of creditors, an "Event of Default" shall have occurred and Lessor shall have the right, but shall not be obligated, to exercise any one or all of the following remedies: (a) to sue for and recover all Rent or other amounts then due or thereafter accruing under this Lease; (b) to take possession of any or all of the Equipment wherever it may be located without any court order or other process of law, without demand or notice and without incurring any liability to Lessee, for any damages occasioned by such taking of possession; (c) to sell any or all of the Equipment at public or private sale for cash or on credit and to recover from Lessee all costs of taking possession, storing, repairing and selling the Equipment; (d) to terminate this Lease as to any Items of Equipment;
(e) in the event Lessor elects to terminate this Lease as to any or all of the Items of Equipment, to recover from Lessee as to each Item subject to said termination the amount of Rent reserved herein for said Item for the balance of the term hereof or, to pursue any other remedy now or hereafter existing at law or in equity. Notwithstanding any such action that Lessor may take, including taking possession of any or all of the Equipment, Lessee shall remain liable for the full performance of all of its obligations hereunder, provided, however, that if Lessor in writing terminates this Lease with respect to, any Item of Equipment, Lessee shall not be liable for any Rent in respect of such Item occurring after the date of such termination. In addition to the foregoing, Lessee agrees to pay Lessor's reasonable attorneys' fees as damages and not as costs of any proceedings arising out of or as a result of this Lease.

18. INDEMNITY. Lessee assumes the risk of liability arising from or pertaining to the possession, operation or use of the Equipment. Lessee agrees to indemnify and hold harmless Lessor against and from any and all claims, costs, expenses, damages and liability arising from or pertaining to the use, possession or operation of the Equipment.

19. SECURITY. Lessee has deposited with Lessor the deposit set forth in the Equipment Schedule as security for its payment of Rent and of the other amounts due hereunder, and performance of its other obligations under this Lease. Lessor may, but shall not be obligated to, apply such deposit (or any part thereof) to cure any Event of Default hereunder, in which event Lessee shall promptly restore the deposit to the full amount originally deposited. Any remaining balance of the deposit shall be returned to Lessee upon the termination hereof or the period set forth in the Schedule, if any, if no Event of Default then exists.

20. ASSIGNMENT.

(a) Without Lessor's prior written consent, Lessee shall not (1) assign, transfer, pledge or hypothecate this Lease, the Equipment or any Items thereof, or any interest therein, or (2) sublet or lend the Equipment or any Items thereof. Consent to any of the foregoing acts applies only in the given instance and is not a consent to any subsequent like acts by Lessee or any other person.

(b) Lessee's interest herein may not be assigned or transferred by operation of Law.

(c) Lessor may assign this Lease and/or pledge the Equipment, in whole or in part, without notice to Lessee. However, if Lessee is given notice of such pledge or assignment, it agrees to acknowledge receipt thereof in writing. Each such assignee and/or pledgee shall have all of the rights, but none of the Obligations, of Lessor under this Lease. Lessee shall not assert against any assignee and/or pledgee any defense, counterclaim or offset and shall quietly enjoy use of the Equipment subject to the terms and conditions of this Lease. Subject to the foregoing, this Lease inures to the benefit of and is binding upon the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

21. CREDIT INFORMATION. LESSEE AUTHORIZES LESSOR OR ANY OF ITS AFFILIATES TO OBTAIN CREDIT BUREAU REPORTS AND MAKE OTHER CREDIT INQUIRIES THAT LESSOR DETERMINES ARE NECESSARY IN CONNECTION WITH EVALUATING THE CREDIT WORTHINESS OF LESSEE. UPON LESSEE'S WRITTEN REQUEST, LESSOR WILL INFORM LESSEE WHETHER LESSOR HAS REQUESTED A CREDIT REPORT AND THE NAME AND ADDRESS OF ANY CREDIT REPORTING AGENCY THAT FURNISHED THE REPORT. LESSEE ACKNOWLEDGES THAT WITHOUT FURTHER NOTICE LESSOR MAY USE OR REQUEST ADDITIONAL CREDIT BUREAU REPORTS OR OTHER CREDIT INFORMATION TO UPDATE LESSOR'S INFORMATION SO LONG AS LESSEE'S OBLIGATIONS TO LESSOR ARE OUTSTANDING UNDER THIS LEASE.

22. LATE CHARGE. If Lessee fails to pay any installment of Rent or any other sum to be paid by Lessee to Lessor within ten (10) days after the due date thereof, Lessee shall pay Lessor a late charge equal to (a) 5% of such installment as a service charge and (b) interest on such unpaid installment or other amount at the rate of 17% per annum or, if there is a maximum contract rate fixed by law, then at such rate, computed from the date the installment first came due until it is paid in full.

23. NON-WAIVER. No covenant or condition of this Lease can be waived except by the written consent of Lessor. Forbearance or indulgence by Lessor in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Lessee to which such forbearances or indulgences may apply until complete performance by Lessee of such covenant or condition, Lessor shall be entitled to invoke any remedy available to Lessor under this Lease or by law or in equity despite such forbearance or indulgence.

24. ENTIRE AGREEMENT. This Lease and the Schedule constitute the entire agreement between Lessor and Lessee and shall not be amended, altered or changed except by a written agreement signed by the parties.

25. NOTICES. Service of all notices under this Lease shall be sufficient if mailed to the party involved at its respective address as set forth above or at such address as such party may provide in writing from time to time. Any such notice mailed to such address shall be effective when deposited in the United States mail, duly addressed with first class postage pre-paid.

26. MISCELLANEOUS.

(a) Titles. The titles of the paragraphs of this Lease are solely for the convenience of the parties, and are not an aid in the interpretation of the Agreement.

(b) Time. Time is of the essence with respect to this Lease and each and all of its provisions. Governing Law. The validity, construction and performance of this Lease shall be governed by the laws (including the conflict of laws rules) of the Commonwealth of Kentucky.

(c) LESSEE AND LESSOR EXPRESSLY WAIVE ANY RIGHTS TO TRIAL BY JURY.

27. RETURN OF EQUIPMENT/PURCHASE OPTION/AUTOMATIC RENEWAL. Upon at least sixty
(60) days written notice to Lessor prior to the end of the Lease term, Lessee shall advise Lessor of Lessee's intention to (1) return the Equipment to Lessor at the end of the Lease term; or (2) purchase the Equipment, for its fair market value, at the end of the Lease term. Provided Lessee has given notice to Lessor of Lessee's intent to return the Equipment, and Lessee is not then in default, Lessee shall return the Equipment, freight and insurance prepaid, to Lessor in good repair, condition, and working order, ordinary wear and tear accepted, in a manner and in a location designated by

Lessor. In the event Lessee has given notice to Lessor of Lessee's intent to purchase the Equipment, and Lessee is not then in default, the closing on such transaction shall occur at the end of the Lease term and title to the Equipment shall be transferred to Lessee incident thereto upon receipt of the purchase price. If Lessee fails to give notice to Lessor as set forth above, or having provided such notice, Lessee fails to return the Equipment or purchase the Equipment as provided herein, this Lease shall automatically renew for consecutive sixty (60) day periods and Lessee agrees to continue to pay Rent to Lessor at the then current lease rate set forth in this Lease until Lessee delivers the Equipment to Lessor or purchases the Equipment from Lessor as stated in this paragraph.

28. DEFINITIONS

COMMITMENT DATE- The date that Lessor obtains a signed Equipment Schedule from Lessee.

INTERIM RENT- means the pro-rata portion of Rent due for the period from the Commencement Date through but not including the first day of the first full payment of Rent is due pursuant to the Initial Term.

RENT- The rent for each Item of Equipment during the term (the "Rent") shall be payable, in the amounts and at the times and place set for the in the Schedule, or to such other person, or at such other place as lessor may from time to time designate in writing.


THIS LEASE IS A NON-CANCELABLE LEASE. THIS LEASE IS SUBJECT TO THE TERMS AND CONDITIONS WRITTEN ABOVE WHICH LESSEE ACKNOWLEDGES HAVING READ. THIS LEASE SHALL BE EFFECTIVE UPON EXECUTION BY LESSEE AND LESSOR.


LESSOR:                                             LESSEE:
Technology Integration Financial Services, Inc.     ATC Healthcare Services, Inc.
1020 Petersburg Road                                2675 Paces Ferry Road
Hebron, KY 41048                                    Suite 400
606.586.4954                                        Atlanta, GA 30339

By:                                                 By:
   --------------------------------------------        ----------------------------------------------
               PLEASE PRINT                                            PLEASE PRINT

Signature:                                          Signature:
          -------------------------------------               ---------------------------------------

Title:                                              Title:
      -----------------------------------------           -------------------------------------------

Date Accepted:                                      Date Accepted:
               --------------------------------                   -----------------------------------

(Version 7/99)

                            EQUIPMENT SCHEDULE NO. 1


This Equipment Schedule dated and effective as of November 18, 1999, is attached to and governed by the terms and provisions of the Master Lease Agreement Number 13050 dated November 18, 1999, (collectively, the "Lease") by and between Technology Integration Financial Services, Inc. ("Lessor") and ATC Healthcare Services, Inc. ("Lessee").


LESSEE -          ADDRESS FOR LEGAL NOTICES          ADDRESS FOR INVOICING
------            -------------------------          ---------------------
                  C/O Staff Builders, Inc.           Same
                  ATTN: Joseph Murphy
                  1983 Marcus Avenue, Suite C-115
                  Lake Success, New York 11042

All the terms used herein which are defined in the Lease shall have the same meaning ascribed to them in the lease.

         1. The Equipment leased hereunder is as outlined on the attached "Schedule A".

         A) EQUIPMENT LOCATION:  VARIOUS, SEE ATTACHED SCHEDULE A.

         B) LEASE TERMS:

              INITIAL TERM:  10 QUARTERS (30 MONTHS)

              EQUIPMENT COST:  $864,038.75

              RENTAL COMMENCEMENT DATE:  MARCH 1, 2000

              RENTAL RATE:   .116737 PER QUARTER

              RENTAL PAYMENT: $100,865.30/QUARTER

              (TOTAL RENTS ARE PAYABLE QUARTERLY IN ADVANCE, PLUS APPLICABLE TAXES)


         2. The lease of the Equipment shall commence upon the Acceptance Date as indicated on the related Certificate of Acceptance (the "Lease Commencement Date") and shall continue until expiration of the number of payment periods, in the Initial Term, specified above, after the Rental Commencement Date, which shall be the first day of the first calendar quarter following the Lease Commencement Date. Lessee hereby authorizes Lessor to insert the Rental Commencement Date on this Equipment Schedule. Rent in the amount specified above, plus applicable taxes, shall be due on the Rental Commencement Date and on the same day of each and every consecutive payment period thereafter for the Initial Term. All Rent shall be due and payable to Lessor at such place as Lessor shall designate in writing. Additionally, Lessee shall pay, as Rent, daily interim rent on all Equipment subject to this Lease, due and payable in advance, for the period from and including each Lease Commencement Date to and including the day immediately preceding the Rental Commencement Date. The daily rent will be calculated on a 360 day year;

         3. Stipulated Loss Values are as set out on Exhibit I attached hereto and incorporated herein;

         4. Options. Notwithstanding anything contained in the Lease to the contrary, so long as no default shall have occurred and be continuing and all rental payments for the initial term have been paid, Lessee may, at Lessee's option, (i) purchase the Equipment leased pursuant to this Equipment Schedule on an "as is, where is" basis, without representation or warranty, express or implied, at the end of the Initial Term at a price equal to the Fair Market Value thereof, plus applicable taxes, or (ii) extend the term of the Initial Term with respect to the Equipment leased pursuant to this Equipment Schedule for the Fair Market Rental, plus applicable taxes, and for a period of time mutually agreeable to Lessor and Lessee. "Fair Market Rental" shall be equal to the monthly rental which could be obtained in an arms-length transaction between an informed and willing lessee and an informed and willing lessor under no compulsion to lease. "Fair Market Value" shall be equal to the value which would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller under no compulsion to sell, and in such determination, costs of removal of the Equipment from its location of current use shall not be a deduction from such value. If Lessee and Lessor cannot agree on the Fair Market Value thereof, such value shall be determined by appraisal at the sole expense of Lessee. Appraisal shall be a procedure whereby two recognized independent appraisers, one chosen by Lessee and one by Lessor, shall mutually agree upon the amount in question. If the appraisers are unable to agree upon the amount in question, a third recognized independent appraisers' evaluation shall be binding and conclusive on Lessee and Lessor. This purchase or extension option as applicable shall only be available if Lessee gives Lessor ninety (90) days prior written notice of Lessee's irrevocable intent to exercise such option and Lessor and Lessee shall have agreed to all terms and conditions of such purchase or extension prior to the expiration date of the Initial Term.


         IN WITNESS WHEREOF, the parties hereto have caused this Equipment Schedule to be duly executed on the date set forth below by their authorized representatives.

                   THIS EQUIPMENT SCHEDULE CANNOT BE CANCELED


LESSOR:                                            LESSEE:
TECHNOLOGY INTEGRATION FINANCIAL SERVICES, INC.    ATC Healthcare Services, Inc.
1020 PETERSBURG ROAD                               2675 PACES FERRY ROAD, SUITE 400
HEBRON, KY 41048                                   ATLANTA, GA 30339
606.586.4954

By:                                                 By:
   --------------------------------------------        ----------------------------------------------
               PLEASE PRINT                                            PLEASE PRINT

Signature:                                          Signature:
          -------------------------------------               ---------------------------------------

Title:                                              Title:
      -----------------------------------------           -------------------------------------------

Date Accepted:                                      Date Accepted:
               --------------------------------                   -----------------------------------